Advisory Agreement dated July 10, 2014
between the Registrant on behalf of Seeyond
Multi-Asset Allocation Fund and Natixis Asset
Management U.S., LLC ("Natixis AM US") is incorporated by reference to exhibit (d)(1)(xvii) to PEA No. 191 filed on July 9, 2014 (Accession
No. 0001193125-14-264365).

Fee Waiver/Expense Reimbursement
Undertaking dated July 10, 2014 between
Natixis AM US and the Registrant, on behalf of Seeyond Multi-Asset Allocation Fund is incorporated by reference to exhibit (h)(12) to PEA No. 191 filed on July 9, 2014 (Accession
No. 0001193125-14-264365).

Rule 12b-1 Plan for Class A shares of Seeyond
Multi-Asset Allocation Fund is incorporated by reference to exhibit (m)(13)(a) to PEA No. 191 filed on July 9, 2014 (Accession No.
0001193125-14-264365).

Rule 12b-1 Plan for Class C shares of Seeyond
Multi-Asset Allocation Fund is incorporated by reference to exhibit (m)(13)(b) to PEA No. 191 filed on July 9, 2014 (Accession No.
0001193125-14-264365).


Exhibit 77Q(1)(v)